Exhibit 3.1(c)

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF

                   ELECTRIC ENTERTAINMENT ENTERPRISES COMPANY
                                 (present name)

                                  P00000065576
                    Document Number of Corporation (if known)

PURSUANT TO THE PROVISIONS OF SECTION 607.1006, FLORIDA STATUTES, THIS FLORIDA PROFIT CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF
INCORPORATION:

FIRST: Amendment(s) adopted: (INDICATE ARTICLE NUMBER(S) BEING AMENDED, ADDED OR DELETED)

         Article 1. of the Articles of Incorporation filed on July 7, 2000 and effective on July 6, 2000 is hereby amended as follows:

         The name of this Florida Corporation is:

         DIRECT CASKET DELIVERY AND DISTRIBUTION CORPORATION

SECOND:   If an amendment provides for an exchange, reclassification or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:


THIRD: The date of each amendments adoption:         JUNE 6, 2003
                                                     ------------

FOURTH: Adoption of Amendment(s) (Check One):
[X] The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) was/were sufficient for approval.
[ ] The amendment(s) was/were approved by the shareholders through voting groups.

         THE FOLLOWING STATEMENT MUST BE SEPARATELY PROVIDED FOR EACH
             VOTING GROUP ENTITLED TO VOTE SEPARATELY ON THE AMENDMENT(S):
             "The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________________
             (voting group)

[ ] The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.
[ ] The amendments) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 6th day of June, 2003

Signature   /s/  DON A. PARADISO
             -----------------------------------------

         (By the Chairman or Vice Chairman of the Board
          of Directors, President or other officer if adopted by the shareholders)

 OR




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                   (By a director if adopted by the directors)
                                       OR
              (By an incorporator if adopted by the incorporators)




         Don A. Paradiso
                                               (Typed or printed name)
         Secretary
                                                       (Title)











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